UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  April 2, 2018

PIER 1 IMPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-07832	75-1729843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pier 1 Place Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 817-252-8000

                    N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 2, 2018, Catherine David, Executive Vice President, Merchandising for Pier 1 Imports, Inc. (the “Company”), notified the Company of her intent to resign from her position effective May 1, 2018.

On April 4, 2018, Cynthia P. McCague notified the Company of her intent not to stand for re-election as a director at the Company’s annual meeting of shareholders (the “Annual Meeting”) to be held on June 26, 2018.  She will serve her remaining term through the Annual Meeting.  There are no disagreements between Ms. McCague and the Company.

(d)  On April 5, 2018, the Company’s Board of Directors (the “Board”) elected Robert L. Bass as a member of the Board, effective immediately.

Mr. Bass currently serves as Chief Supply Chain Officer for Best Buy Co., Inc. (“Best Buy”), a retailer of technology products, services and solutions in the United States, Canada and Mexico, a position he has held since October 2017.  In his current role, Mr. Bass is responsible for full supply chain strategy in Best Buy’s day-to-day operations, including overseeing more than 23 distribution centers fulfilling over 1,000 stores.  Mr. Bass joined Best Buy in August 2013 as Vice President, Supply Chain, and was promoted to Senior Vice President, Supply Chain in December 2015 prior to serving in his current position.  From July 2002 to August 2013, Mr. Bass held operational and supply chain positions at Target Corporation, a general merchandising retailer operating in the United States, serving most recently as Senior Director, Supply Chain.

Mr. Bass will receive annual compensation commensurate with that received by the Company’s other non-employee directors as described in the Pier 1 Imports, Inc. Non-Employee Director Compensation Plan, as amended June 22, 2017, which was filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 27, 2017, which description is incorporated by reference herein. The Company will enter into a standard director indemnity agreement with Mr. Bass, a form of which was filed with the SEC as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 26, 2011.

Item 7.01    Regulation FD Disclosure.

On April 6, 2018, the Company issued a press release announcing that it will distribute its fourth quarter and full year fiscal 2018 financial results for the period ended March 3, 2018, after market close on Wednesday, April 18, 2018, followed by a conference call at 4:00 p.m. Central Time/5:00 p.m. Eastern Time that day. The call will be hosted by Alasdair James, President and Chief Executive Officer, and Nancy Walsh, Executive Vice President, Chief Financial Officer.

The Company also announced that it will hold an Analyst Day meeting with the financial community on April 19, 2018, from 8:00 a.m. to 12:00 p.m. Eastern Time, at which members of the Company’s leadership team will discuss the Company’s three-year strategic plan and fiscal 2019 financial guidance.  A webcast of the presentation and Q&A session will be available at https://investors.pier1.com both live and after the event.

The Company also announced that April 27, 2018, is the record date for its Annual Meeting of Shareholders to be held June 26, 2018.

A copy of the press release containing these announcements is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1

Press release dated April 6, 2018, announcing that the Company will distribute results for its fourth quarter and fiscal year ended March 3, 2018, after market close on April 18, 2018, that the Company will hold an Analyst Day the following morning, and information related to the Company’s Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	April 6, 2018	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President Compliance
and General Counsel, Secretary